UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105205

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-135000

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-161765

MANPOWERGROUP INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-1672779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Manpower Place Milwaukee, Wisconsin	53212
(Address of Principal Executive Offices)	(Zip Code)

2003 Equity Incentive Plan of Manpower Inc.

(Full title of plan)

Michelle S. Nettles

Executive Vice President, Chief People and Legal Officer

ManpowerGroup Inc.

100 Manpower Place

Milwaukee, Wisconsin 53212

(414) 961-1000

(Name, address and telephone number, including area code, of agent for service)

with copy to:

Dennis F. Connolly

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, WI 53202

(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

ManpowerGroup Inc. (the “Company”) is filing these post-effective amendments to the following Registration Statements on Form S-8 (the “Registration Statements”) to deregister any and all shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) that remain unissued thereunder, in each case solely to the extent they were registered for issuance pursuant to the 2003 Equity Incentive Plan of Manpower Inc. (the “Plan”):

1.	Registration Statement No. 333-105205 (filed on May 13, 2003);
2.	Registration Statement No. 333-135000 (filed on June 14, 2006); and
3.	Registration Statement No. 333-161765 (filed on September 4, 2009).

As previously disclosed, the Company has since adopted a subsequent equity incentive plan, and the Company no longer issues shares under the Plan and there are no awards outstanding under the Plan. Accordingly, the Company hereby deregisters 766,876 shares of Common Stock, which represent the shares that remained unissued under the Registration Statements as of the date of this filing.

Exhibits

24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 10, 2026.

MANPOWERGROUP INC.

By:	/s/ Michelle S. Nettles
Michelle S. Nettles
Executive Vice President, Chief People and Legal Officer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Jonas Prising Jonas Prising	Chief Executive Officer and a Director (Principal Executive Officer)	August 10, 2026

/s/ John T. McGinnis John T. McGinnis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 10, 2026

/s/ Eric Rozek Eric Rozek	Vice President and Global Controller (Principal Accounting Officer)	August 10, 2026

* John F. Ferraro	Director	August 10, 2026

* William P. Gipson	Director	August 10, 2026

* Julie M. Howard	Director	August 10, 2026

* Ulice Payne, Jr.	Director	August 10, 2026

* Paul Read	Director	August 10, 2026

* Elizabeth P. Sartain	Director	August 10, 2026

* Michael J. Van Handel	Director	August 10, 2026

By:	/s/ Michelle S. Nettles
Michelle S. Nettles
Attorney-in-Fact*

*	Pursuant to authority granted by powers of attorney, copies of which are filed herewith.